EXHIBIT 99.1

                                  PRESS RELEASE






FOR IMMEDIATE RELEASE                         Contact:      Daniel L. Krieger,
                                                            Chairman & President
                                                            (515) 232-6251
May 14, 2004




                            AMES NATIONAL CORPORATION

                         ANNOUNCES DIVIDEND INCREASE AND

                            PAYMENT OF EXTRA DIVIDEND

The Ames National Corporation board of directors at its May 12th meeting increased the quarterly dividend from $.46 per share to $.49 per share payable August 16, 2004 to shareholders of record August 2, 2004.

The board also declared an extra dividend of $.49 per share payable October 1, 2004 to shareholders of record September 16, 2004.